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                                                                   Exhibit No. 5
                        ICF Kaiser International, Inc.
                               9300 Lee Highway
                               Fairfax, VA 22031

                                  May 5, 1997


ICF Kaiser International, Inc.
9300 Lee Highway
Fairfax, VA 22031

Re:      ICF Kaiser International, Inc. Registration Statement on Form S-3
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Gentlemen:

         Referring to the Registration Statement on Form S-3 which ICF Kaiser International, Inc. (the "Company") has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 105,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, I am of the opinion that:

         1.   The Shares have been duly and validly authorized by the Company.

         2. The Shares to be issued upon exercise of the Company's Warrants expiring December 31, 1999, at an exercise price of $2.30 per share will, when issued and delivered, be legally issued, fully paid, and nonassessable.

         Capitalized terms not otherwise defined herein are as defined in the Registration Statement. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit No. 5 to the Registration Statement referred to above and to the use of my name under the heading "Legal Matters."

                                            Very truly yours,


                                             /s/  Paul Weeks, II
                                            ---------------------
                                            Paul Weeks, II
                                            Senior Vice President,
                                             General Counsel and Secretary

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